As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Unity Biotechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-4726035 (I.R.S. Employer Identification Number)
285 East grand Avenue South San Francisco, CA (Address of Principal Executive Officer)	94080 (Zip Code)

2018 Incentive Award Plan

2018 Employee Stock Purchase Plan

2020 Employment Inducement Incentive Award Plan, as amended

(Full Title of the Plan)

Anirvan Ghosh, Ph.D. Chief Executive Officer

Unity Biotechnology, Inc.

285 East Grand Avenue
South San Francisco, CA 94080

(Name and address of agent for service)

(650) 416-1192

(Telephone number, including area code, of agent for service)

Copy to:
Erica D. Kassman, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,152,918 shares of the Registrant’s common stock , par value $0.0001 per share, issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-224726, 333-230086, 333-237088 and 333-254619) are effective: (i) the 2018 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 710,765 of common stock, (ii) the 2018 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 142,153 shares of common stock and (iii) the 2020 Employment Inducement Incentive Award Plan, as amended, which added 300,000 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission on May 7, 2018 (File No. 333-224726), March 6, 2019 (File No. 333-230086), March 11, 2020 (File No. 333-237088) and March 23, 2021(File No. 333-254619), and March 15, 2022 (File No. 333-263576) are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, except for Item 8, which is being updated by this Registration Statement on Form S-8.

Item 8. Exhibits.

Incorporated by Reference
Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation.	8-K	5-7-18	3.1
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Unity Biotechnology, Inc.	8-K	10-19-22	3.1
4.3	Amended and Restated Bylaws.	8-K	5-7-18	3.2
4.4	Form of Common Stock Certificate.	10-Q	11-8-22	4.2
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2018 Incentive Award Plan.	S-8	5-7-18	99.2(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Incentive Award Plan.	S-1	4-5-18	10.4(b)
99.1(c)#	Form of Restricted Stock Award Grant Notice under the 2018 Incentive Award Plan.	S-1	4-5-18	10.4(c)
99.1(d)#	Form of Restricted Stock Unit Award Grant Notice under the 2018 Incentive Award Plan.	S-1	4-5-18	10.4(d)
99.2#	2018 Employee Stock Purchase Plan.	S-8	5-7-18	99.3
99.3(a)#	2020 Employment Inducement Incentive Award Plan	S-8	3-20-20	99.3(a)
99.3(b)#	Amendment to 2020 Employment Inducement Incentive Award Plan	S-8	11-24-20	99.3(b)
99.3(c)#	Second Amendment to 2020 Employment Inducement Incentive Award Plan				X
99.3(d)#	Form of Stock Option Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	3-20-20	99.3(d)
99.3(e)#	Form of Restricted Stock Unit Award Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	3-20-20	99.3(e)
99.3(f)#	Form of Performance Stock Unit Award Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	3-20-20	99.3(f)
99.3(g)#	Form of Stock Award Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	3-20-20	99.3(g)
107	Filing Fee Table				X

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California.

Unity Biotechnology, Inc.

Date: March 15, 2023	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anirvan Ghosh, Ph.D., Alexander Nguyen, and Lynne Sullivan, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anirvan Ghosh Anirvan Ghosh, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2023

/s/ Lynne Sullivan Lynne Sullivan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2023
/s/ Keith R. Leonard Jr. Keith R. Leonard Jr.	Chairman	March 15, 2023

/s/ Paul L. Berns Paul L. Berns	Director	March 15, 2023

/s/ Nathaniel E. David Nathaniel E. David, Ph. D.	Director	March 15, 2023

/s/ Gilmore O’Neill Gilmore O'Neill, M.B.	Director	March 15, 2023

/s/ Margo Roberts Margo Roberts, Ph. D.	Director	March 15, 2023

/s/ Michael P. Samar	Director	March 15, 2023
Michael P. Samar

/s/ Camille D. Samuels	Director	March 15, 2023
Camille D. Samuels